Exhibit 99.1

13215 Bee Cave Pkwy, Suite B-300, Austin, TX 78738 Telephone: 512-538-2300 Fax: 512-538-2333
www.shpreit.com

NEWS RELEASE

SUMMIT HOTEL PROPERTIES REPORTS SECOND QUARTER 2021 RESULTS

Portfolio Demand and RevPAR Acceleration Continues; New Highs Attained Since Onset of Pandemic

Positive Corporate Level Cash Flow Achieved

Acquisition of Residence Inn by Marriott Steamboat Springs Completed in July

Austin, Texas, August 3, 2021 - - - Summit Hotel Properties, Inc. (NYSE: INN) (the “Company”), today announced results for the three and six months ended June 30, 2021.

“Hotel demand and average daily rate steadily improved during the second quarter as RevPAR grew nearly 50% from the first quarter driven by continued strength in leisure travel and a substantial improvement in mid-week operating performance which enabled us to reach the corporate profitability milestone for the second quarter,” said Jonathan P. Stanner, the Company’s President and Chief Executive Officer. “We remain optimistic about the outlook for our business and believe we are uniquely positioned to pursue a broad range of capital alternatives and external growth opportunities given our strong liquidity profile, well-positioned balance sheet, and overall resilient portfolio. The acquisition of the newly built Residence Inn by Marriott Steamboat Springs into our existing joint venture with GIC demonstrates our continued ability to source unique opportunities with compelling value creation profiles,” commented Mr. Stanner.

Second Quarter 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $22.4 million, or $0.21 per diluted share, compared with a net loss of $54.1 million, or $0.52 per diluted share, in the same period of 2020.

•	Pro Forma & Same Store RevPAR: Revenue per available room (“RevPAR”) increased 235.7% percent to $77.88 from the same period in 2020. Average daily rate (“ADR”) increased 25.6 percent to $120.05 compared to the same period in 2020, and occupancy increased 167.3 percent to 64.9 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA increased to $25.3 million, compared to a loss of $10.0 million in the same period in 2020. Pro forma hotel EBITDA margin grew to 29.2 percent from (39.4) percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased to $21.7 million from a loss of ($12.8) million in the same period of 2020.

•	Adjusted FFO: Adjusted FFO was $8.4 million, or $0.08 per diluted share, compared to ($25.9) million, or ($0.25) per diluted share, in the same period of 2020.

•	Capital Improvements: The Company invested $2.9 million in capital improvements during the second quarter.

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The Company’s results for the three and six months ended June 30, 2021, and 2020 are as follows (in thousands, except per share amounts):

	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2021		2020	2021		2020
	(unaudited)
Net loss attributable to common stockholders	$(22,401)		$(54,126)	$(57,475)		$(73,157)
Net loss per diluted share	$(0.21)		$(0.52)	$(0.55)		$(0.70)
Total revenues	$86,524		$25,436	$144,378		$133,821
EBITDAre (1)	$17,222		$(14,503)	$22,490		$10,071
Adjusted EBITDAre (1)	$21,734		$(12,791)	$27,958		$13,959
FFO (1)	$1,827		$(28,273)	$(7,681)		$(21,005)
Adjusted FFO (1)	$8,420		$(25,922)	$1,497		$(12,653)
FFO per diluted share and unit (1)	$0.02		$(0.27)	$(0.07)		$(0.20)
Adjusted FFO per diluted share and unit (1)	$0.08		$(0.25)	$0.01		$(0.12)

Pro Forma (2)
RevPAR	$77.88		$23.20	$65.21		$59.59
RevPAR Growth	235.7%			9.4%
Hotel EBITDA	$25,283		$(10,009)	$32,999		$19,716
Hotel EBITDA margin	29.2%		-39.4%	22.9%		14.7%
Hotel EBITDA margin growth	6,857	bps		812	bps

(1)	See tables later in this press release for a discussion and reconciliation of net loss to non-GAAP financial measures, including earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDAre, adjusted EBITDAre, funds from operations (“FFO”), FFO per diluted share and unit, adjusted FFO (“AFFO”), and AFFO per diluted share and unit, as well as a reconciliation of operating loss to hotel EBITDA. See “Non-GAAP Financial Measures” at the end of this release.

(2)	Unless stated otherwise in this release, all pro forma information includes operating and financial results for 72 hotels owned as of June 30, 2021, as if each hotel had been owned by the Company since January 1, 2020 and remained open for the entirety of the measurement period. As a result, all pro forma information includes operating and financial results for hotels acquired since January 1, 2020, which may include periods prior to the Company’s ownership. Pro forma and non-GAAP financial measures are unaudited.

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Monthly Operating Data (1)

Pro Forma 72 Hotels - 2021	Q1	Apr	May	Jun	Q2	YTD
Occupancy	50.3%	62.0%	64.0%	68.6%	64.9%	57.6%
ADR	$104.12	$111.81	$119.39	$128.12	$120.05	$113.14
RevPAR	$52.41	$69.26	$76.47	$87.94	$77.88	$65.21

2020 Variance
Occupancy change vs 2020	-18.0%	307.5%	174.4%	100.1%	167.3%	34.6%
ADR change vs 2020	-33.4%	15.6%	31.4%	30.2%	25.6%	-18.7%
RevPAR change vs 2020	-45.4%	371.0%	260.7%	160.6%	235.7%	9.4%

2019 Variance
Occupancy change vs 2019	-34.5%	-24.2%	-21.2%	-18.1%	-21.1%	-27.5%
ADR change vs 2019	-37.8%	-33.4%	-28.4%	-21.8%	-27.7%	-32.1%
RevPAR change vs 2019	-59.2%	-49.5%	-43.6%	-35.9%	-43.0%	-50.8%

Pro Forma 72 Hotels - 2020	Q1	Apr	May	Jun	Q2	YTD
Occupancy	61.4%	15.2%	23.3%	34.3%	24.3%	42.8%
ADR	$156.44	$96.73	$90.83	$98.40	$95.57	$139.19
RevPAR	$95.99	$14.71	$21.20	$33.75	$23.20	$59.59

Pro Forma 72 Hotels - 2019	Q1	Apr	May	Jun	Q2	YTD
Occupancy	76.8%	81.8%	81.2%	83.8%	82.3%	79.5%
ADR	$167.27	$167.85	$166.87	$163.75	$166.14	$166.69
RevPAR	$128.48	$137.23	$135.55	$137.22	$136.65	$132.59

(1)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2021, as if all such hotels had been owned by the Company since January 1, 2019. For any hotels acquired by the Company after January 1, 2019 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2019, to the date the Acquired Hotels were purchased by the Company (the “Pre-acquisition Period”). The financial results for the Pre-acquisition Period were provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Year-to-Date 2021 Summary

•	Net Loss: Net loss attributable to common stockholders was $57.5 million, or $0.55 per diluted share, compared with a net loss of $73.2 million, or $0.70 per diluted share, in the same period of 2020.

•	Pro Forma & Same Store RevPAR: Revenue per available room (“RevPAR”) increased 9.4% percent to $65.21 from the same period in 2020. Average daily rate (“ADR”) decreased 18.7 percent to $113.14 compared to the same period in 2020, and occupancy increased 34.6 percent to 57.6 percent.

•	Pro Forma Hotel EBITDA: Pro forma hotel EBITDA was $33.0 million, an increase of 67.4 percent from the same period in 2020. Pro forma hotel EBITDA margin grew to 22.9 percent from 14.7 percent in the same period of 2020.

•	Adjusted EBITDAre: Adjusted EBITDAre increased 100.3 percent to $28.0 million from $14.0 million in the same period of 2020.

•	Adjusted FFO: Adjusted FFO was $1.5 million, or $0.01 per diluted share, compared to ($12.7) million, or ($0.12) per diluted share, in the same period of 2020.

•	Capital Improvements: The Company invested $6.5 million in capital improvements during the second quarter.

Asset Contribution to GIC Joint Venture Completed

On May 1, 2021, the Company contributed a portfolio of six hotels containing 846 guestrooms into its existing joint venture with an affiliate of GIC, Singapore’s sovereign wealth fund, which increased the joint venture’s investment to nearly $450 million since formation in 2019. Total consideration for the portfolio was $172.0 million, or $203,000 per key, and GIC contributed $84.3 million in cash to complete the acquisition of their 49% interest.  Net proceeds from the transaction were used to repay $62.5 million of the Company’s senior debt, and $20.9 million was retained in cash.

Six-Hotel Portfolio Contribution Asset Listing:

•	183 guestroom - Courtyard by Marriott Pittsburgh Downtown
•	153 guestroom - Courtyard by Marriott Scottsdale North
•	121 guestroom - SpringHill Suites by Marriott Scottsdale North
•	138 guestroom - Hampton Inn & Suites Tampa/Ybor City/Downtown
•	129 guestroom - Homewood Suites by Hilton Aliso Viejo - Laguna Beach
•	122 guestroom - Homewood Suites by Hilton Tucson/St. Philip’s Plaza University

Acquisition of Residence Inn Steamboat Springs Completed

On July 9, 2021, the Company completed the acquisition of the 110-guestroom Residence Inn by Marriott Steamboat Springs for $33.0 million through its joint venture with GIC. The Company funded its 51% interest in the joint venture acquisition using approximately $17 million of cash on-hand.

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Capital Markets & Balance Sheet

On April 29, 2021, the joint venture, in which the Company is a 51 percent owner and general partner, completed an amendment of its existing $200 million credit facility that provides for a temporary waiver of financial covenants through the fourth quarter of 2021, and modifies certain financial covenant measures through the second quarter of 2023. The amendment provides for additional credit availability for capital expenditures and other general joint venture purposes, permits equity-funded acquisitions up to $150 million, and contains customary restrictions and limitations related to distributions and dispositions.

On June 30, 2021, inclusive of its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.38 percent.

•	After giving effect to interest rate derivative agreements, $815.4 million, or 80 percent, of our pro rata outstanding debt had fixed interest rates, and $206.3 million, or 20 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $52.6 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

•	Total liquidity of $442.6 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

On July 23, 2021, inclusive of the recent transaction activity and its pro rata share of the Joint Venture credit facility, the Company had the following:

•	Pro rata outstanding debt of $1.0 billion with a weighted average interest rate of 3.38 percent.

•	After giving effect to interest rate derivative agreements, $815.1 million, or 80 percent, of our pro rata outstanding debt had fixed interest rates, and $206.3 million, or 20 percent, had variable interest rates.

•	Pro rata unrestricted cash and cash equivalents of $41.9 million.

•	Revolving credit facility availability of $340.0 million, plus an additional $50.0 million available to borrow subject to certain requirements.

•	Total liquidity of $431.9 million, including unrestricted cash and cash equivalents and revolving credit facility availability.

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The Company’s balance sheet continues to be well positioned with no debt maturities until November 2022.

Dividends

On July 30, 2021, the Company declared a quarterly cash preferred dividend of $0.403125 per share on its 6.45% Series D Cumulative Redeemable Preferred Stock and $0.390625 per share on its 6.25% Series E Cumulative Redeemable Preferred Stock. The preferred dividends are payable on August 31, 2021, to holders of record as of August 16, 2021.

Second Quarter 2021 Earnings Conference Call

The Company will conduct its quarterly conference call on Wednesday, August 4, 2021, at 9:00 AM ET. To participate in the conference call, dial 877-930-8101 approximately ten minutes before the call begins (8:50 AM ET). The conference identification code for the call is 7651598. Additionally, a live webcast of the quarterly conference call will be available through the Company’s website, www.shpreit.com. A replay of the quarterly conference call webcast will be available until 12:00 PM ET Wednesday, August 11, 2021, by dialing 855-859-2056, conference identification code 7651598. A replay will also be available in the Investor Relations section of the Company’s website until October 31, 2021.

About Summit Hotel Properties

Summit Hotel Properties, Inc. is a publicly traded real estate investment trust focused on owning premium-branded hotels with efficient operating models primarily in the Upscale segment of the lodging industry. As of August 3, 2021, the Company’s portfolio consisted of 73 hotels, 61 of which are wholly owned, with a total of 11,398 guestrooms located in 23 states.

For additional information, please visit the Company’s website, www.shpreit.com, and follow on Twitter at @SummitHotel_INN.

Contact:

Adam Wudel

SVP – Finance & Capital Markets

Summit Hotel Properties, Inc.

(512) 538-2325

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Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “plan,” “likely,” “would” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections, or other forward-looking information. Examples of forward-looking statements include the following: the Company’s ability to realize growth from the deployment of renovation capital; projections of the Company’s revenues and expenses, capital expenditures or other financial items; descriptions of the Company’s plans or objectives for future operations, acquisitions, dispositions, financings, redemptions or services; forecasts of the Company’s future financial performance and potential increases in average daily rate, occupancy, RevPAR, room supply and demand, EBITDAre, Adjusted EBITDAre, FFO and AFFO; the Company’s outlook with respect to pro forma RevPAR, pro forma RevPAR growth, RevPAR, RevPAR growth, AFFO, AFFO per diluted share and unit and renovation capital deployed; and descriptions of assumptions underlying or relating to any of the foregoing expectations regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy, supply and demand in the hotel industry, and other factors as are described in greater detail in the Company’s filings with the Securities and Exchange Commission (“SEC”). Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

For information about the Company’s business and financial results, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC, and its quarterly and other periodic filings with the SEC. The Company undertakes no duty to update the statements in this release to conform the statements to actual results or changes in the Company’s expectations.

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Summit Hotel Properties, Inc.

Condensed Consolidated Balance Sheets

(Dollars in thousands)

	June 30, 2021	December 31, 2020
	(unaudited)
ASSETS
Investment in hotel properties, net	$2,064,169	$2,105,946
Undeveloped land	1,500	1,500
Assets held for sale, net	425	425
Cash and cash equivalents	56,069	20,719
Restricted cash	22,103	18,177
Investment in real estate loans, net	23,707	23,689
Right-of-use assets, net	27,656	28,420
Trade receivables, net	14,777	11,775
Prepaid expenses and other	8,698	9,763
Deferred charges, net	4,194	4,429
Other assets	8,165	8,176
Total assets	$2,231,463	$2,233,019
LIABILITIES AND EQUITY
Liabilities:
Debt, net of debt issuance costs	$1,078,522	$1,094,745
Lease liabilities, net	17,821	18,438
Accounts payable	3,042	2,674
Accrued expenses and other	66,356	65,099
Total liabilities	1,165,741	1,180,956

Total stockholders' equity	936,599	988,742
Non-controlling interests in operating partnership	1,024	1,111
Non-controlling interests in joint venture	128,099	62,210
Total equity	1,065,722	1,052,063
Total liabilities and equity	$2,231,463	$2,233,019

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Summit Hotel Properties, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues:
Room	$79,995	$23,828	$133,240	$122,431
Food and beverage	1,556	248	2,559	5,132
Other	4,973	1,360	8,579	6,258
Total revenues	86,524	25,436	144,378	133,821
Expenses:
Room	17,584	6,415	30,134	30,988
Food and beverage	968	333	1,524	4,370
Other hotel operating expenses	29,385	16,588	53,959	51,871
Property taxes, insurance and other	10,990	11,466	21,894	23,164
Management fees	2,314	644	3,869	3,716
Depreciation and amortization	26,586	27,565	53,883	54,644
Corporate general and administrative	6,506	5,315	12,184	9,983
Transaction costs	3,849	-	3,849	-
Provision for credit losses	-	-	-	2,530
Loss on impairment and write-off of assets	-	-	-	782
Total expenses	98,182	68,326	181,296	182,048
Gain (loss) on disposal of assets, net	31	(32)	81	(35)
Operating loss	(11,627)	(42,922)	(36,837)	(48,262)
Other income (expense):
Interest expense	(10,962)	(10,749)	(21,750)	(21,761)
Other income, net	2,295	876	5,527	2,982
Total other income (expense)	(8,667)	(9,873)	(16,223)	(18,779)
Loss from continuing operations before income taxes	(20,294)	(52,795)	(53,060)	(67,041)
Income tax (expense) benefit	(275)	247	(380)	(1,721)
Net loss	(20,569)	(52,548)	(53,440)	(68,762)
Less - Loss attributable to non-controlling interests:
Operating Partnership	34	96	88	133
Joint venture	1,843	2,035	3,295	2,890
Net loss attributable to Summit Hotel Properties, Inc.	(18,692)	(50,417)	(50,057)	(65,739)
Preferred dividends	(3,709)	(3,709)	(7,418)	(7,418)
Net loss attributable to common stockholders	$(22,401)	$(54,126)	$(57,475)	$(73,157)
Loss per share:
Basic and diluted	$(0.21)	$(0.52)	$(0.55)	$(0.70)
Weighted average common shares outstanding:
Basic and diluted	104,495	104,154	104,387	104,075

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Summit Hotel Properties, Inc.
Reconciliation of Net Loss to Non-GAAP Measures – Funds From Operations

(Unaudited)

(Amounts in thousands, except per share and unit amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(20,569)	$(52,548)	$(53,440)	$(68,762)
Preferred dividends	(3,709)	(3,709)	(7,418)	(7,418)
Loss related to non-controlling interests in joint venture	1,843	2,035	3,295	2,890
Net loss applicable to common shares and common units	(22,435)	(54,222)	(57,563)	(73,290)
Real estate-related depreciation (1)	26,468	27,450	53,648	54,414
Loss on impairment and write-off of assets	-	-	-	782
(Gain) loss on disposal of assets, net	(31)	32	(81)	35
Adjustments from non-controlling interest in joint venture	(2,175)	(1,533)	(3,685)	(2,946)
FFO applicable to common shares and common units	1,827	(28,273)	(7,681)	(21,005)
Provision for credit losses	-	-	-	2,530
Amortization of lease-related intangible assets, net	21	21	43	43
Amortization of deferred financing costs	1,113	555	2,124	1,012
Amortization of franchise fees (1)	118	115	235	230
Equity-based compensation	2,400	1,966	3,969	3,441
Transaction costs	3,849	-	3,849	-
Debt transaction costs	27	270	143	271
Non-cash interest income (2)	(260)	(749)	(517)	(1,540)
Non-cash lease expense, net	137	65	257	174
Casualty losses, net	189	201	154	290
Increase in deferred tax asset valuation allowance	-	-	-	2,058
Adjustments from non-controlling interest in joint venture	(1,001)	(93)	(1,079)	(157)
AFFO applicable to common shares and common units	$8,420	$(25,922)	$1,497	$(12,653)
Weighted average diluted common shares / common units for FFO (3)	104,992	104,331	104,547	104,265
Weighted average diluted common shares / common units for AFFO (3)	104,992	104,331	105,172	104,265
FFO per common share / common unit	$0.02	$(0.27)	$(0.07)	$(0.20)
AFFO per common share / common unit	$0.08	$(0.25)	$0.01	$(0.12)

(1)	The total of these line items represents depreciation and amortization as reported on the Company’s Condensed Consolidated Statements of Operations for the periods presented.

(2)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

(3)	The Company includes the outstanding OP units issued by Summit Hotel OP, LP, the Company’s operating partnership, held by limited partners other than the Company because the OP units are redeemable for cash or, at the Company’s option, shares of the Company’s common stock on a one-for-one basis.

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Summit Hotel Properties, Inc.

Reconciliation of Weighted Average Diluted Common Shares

(Unaudited)

(Amounts in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020

Reconciliation of weighted average diluted common shares for FFO:

Weighted average dilutive common shares outstanding	104,495	104,154	104,387	104,075
Dilutive effect of restricted stock awards	338	51	625	81
Dilutive effect of shares issuable upon conversion of convertible debt	23,978	-	22,521	-
Adjusted weighted dilutive common shares outstanding	128,811	104,205	127,533	104,156

Non-GAAP adjustment for dilutive effects of common units	159	177	160	190
Non-GAAP adjustment for dilutive effects of restricted stock awards	-	(51)	(625)	(81)
Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	-	(22,521)	-
Non-GAAP weighted dilutive common shares / common units outstanding - FFO	104,992	104,331	104,547	104,265

Reconciliation of weighted average diluted common shares for AFFO:

Weighted average dilutive common shares outstanding	104,495	104,154	104,387	104,075
Dilutive effect of restricted stock awards	338	51	625	81
Dilutive effect of shares issuable upon conversion of convertible debt	23,978	-	22,521	-
Adjusted weighted dilutive common shares outstanding	128,811	104,205	127,533	104,156

Non-GAAP adjustment for dilutive effects of common units	159	177	160	190
Non-GAAP adjustment for dilutive effects of restricted stock awards	-	(51)	-	(81)
Non-GAAP adjustment for dilutive effects of shares issuable upon conversion of convertible debt	(23,978)	-	(22,521)	-
Non-GAAP weighted dilutive common shares / common units outstanding - AFFO	104,992	104,331	105,172	104,265

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Summit Hotel Properties, Inc.

Reconciliation of Net Loss to Non-GAAP Measures – EBITDAre

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(20,569)	$(52,548)	$(53,440)	$(68,762)
Depreciation and amortization	26,586	27,565	53,883	54,644
Interest expense	10,962	10,749	21,750	21,761
Interest income	(1)	(54)	(2)	(110)
Income tax expense (benefit)	275	(247)	380	1,721
EBITDA	17,253	(14,535)	22,571	9,254
Loss on impairment and write-off of assets	-	-	-	782
(Gain) loss on disposal of assets, net	(31)	32	(81)	35
EBITDAre	17,222	(14,503)	22,490	10,071
Provision for credit losses	-	-	-	2,530
Amortization of lease-related intangible assets, net	21	21	43	43
Equity-based compensation	2,400	1,966	3,969	3,441
Transaction costs	3,849	-	3,849	-
Debt transaction costs	27	270	143	271
Non-cash interest income (1)	(260)	(749)	(517)	(1,540)
Non-cash lease expense, net	137	65	257	174
Casualty losses, net	189	201	154	290
Loss from non-controlling interest in joint venture	1,843	2,035	3,295	2,890
Adjustments from non-controlling interest in joint venture	(3,694)	(2,097)	(5,725)	(4,211)
Adjusted EBITDAre	$21,734	$(12,791)	$27,958	$13,959

(1)	Non-cash interest income relates to the amortization of the discount on certain notes receivable. The discount on these notes receivable was recorded at inception of the related loans based on the estimated value of the embedded purchase options in the notes receivable.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$79,995	$23,828	$133,240	$122,431
Pro forma other hotel operations revenue	6,529	1,607	11,138	11,389
Pro forma total revenues	86,524	25,435	144,378	133,820
Pro forma total hotel operating expenses	61,241	35,444	111,379	114,104
Pro forma hotel EBITDA	$25,283	$(10,009)	$32,999	$19,716
Pro forma hotel EBITDA Margin	29.2%	-39.4%	22.9%	14.7%

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$86,524	$25,436	$144,378	$133,821
Total revenues - acquisitions (1)	-	-	-	-
Total revenues - dispositions (2)	-	(1)	-	(1)
Pro forma total revenues	86,524	25,435	144,378	133,820

Hotel Operating Expenses:
Total hotel operating expenses	61,241	35,446	111,380	114,109
Hotel operating expenses - acquisitions (1)	-	-	-	-
Hotel operating expenses - dispositions (2)	-	(2)	(1)	(5)
Pro forma hotel operating expenses	61,241	35,444	111,379	114,104

Hotel EBITDA:
Operating loss	(11,627)	(42,922)	(36,837)	(48,262)
(Gain) loss on disposal of assets, net	(31)	32	(81)	35
Loss on impairment and write-off of assets	-	-	-	782
Provision for credit losses	-	-	-	2,530
Transaction costs	3,849	-	3,849	-
Corporate general and administrative	6,506	5,315	12,184	9,983
Depreciation and amortization	26,586	27,565	53,883	54,644
Hotel EBITDA	25,283	(10,010)	32,998	19,712
Hotel EBITDA - acquisitions (1)	-	-	-	-
Hotel EBITDA - dispositions (2)	-	1	1	4
Same store hotel EBITDA	25,283	(10,009)	32,999	19,716
Hotel EBITDA - acquisitions (3)	-	-	-	-
Pro forma hotel EBITDA	$25,283	$(10,009)	$32,999	$19,716

(1)	For any hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between January 1, 2020 and June 30, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on January 1, 2020 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2021 as if all such hotels had been owned by the Company since January 1, 2020. For hotels acquired by the Company after January 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from January 1, 2020 to June 30, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Summit Hotel Properties, Inc.

Pro Forma Hotel Operating Data

(Unaudited)

(Dollars in thousands, except operating statistics)

	2020		2021		Trailing Twelve Months Ended
	Q3	Q4	Q1	Q2	June 30, 2021
Pro Forma Operating Data (1) (2)
Pro forma room revenue	$48,636	$44,439	$53,245	$79,995	$226,315
Pro forma other hotel operations revenue	3,777	3,791	4,609	6,529	18,706
Pro forma total revenues	52,413	48,230	57,854	86,524	245,021
Pro forma total hotel operating expenses	46,750	45,817	50,138	61,241	203,946
Pro forma hotel EBITDA	$5,663	$2,413	$7,716	$25,283	$41,075
Pro forma hotel EBITDA Margin	10.8%	5.0%	13.3%	29.2%	16.8%

Pro Forma Statistics (1) (2)
Rooms sold	467,734	443,166	511,365	666,345	2,088,610
Rooms available	1,038,496	1,038,496	1,015,920	1,027,208	4,120,120
Occupancy	45.0%	42.7%	50.3%	64.9%	50.7%
ADR	$103.98	$100.27	$104.12	$120.05	$108.36
RevPAR	$46.83	$42.79	$52.41	$77.88	$54.93

Actual Statistics
Rooms sold	467,734	443,166	511,365	666,345	2,088,610
Rooms available	1,038,496	1,038,496	1,015,920	1,027,208	4,120,120
Occupancy	45.0%	42.7%	50.3%	64.9%	50.7%
ADR	$103.98	$100.27	$104.12	$120.05	$108.36
RevPAR	$46.83	$42.79	$52.41	$77.88	$54.93

Reconciliations of Non-GAAP financial measures to comparable GAAP financial measures

Revenue:
Total revenues	$52,412	$48,230	$57,854	$86,524	$245,020
Total revenues from acquisitions (1)	-	-	-	-	-
Total revenues from dispositions (2)	1	-	-	-	1
Pro forma total revenues	52,413	48,230	57,854	86,524	245,021

Hotel Operating Expenses:
Total hotel operating expenses	46,749	45,815	50,139	61,241	203,944
Total hotel operating expenses from acquisitions (1)	-	-	-	-	-
Total hotel operating expenses from dispositions (2)	1	2	(1)	-	2
Pro forma total hotel operating expenses	46,750	45,817	50,138	61,241	203,946

Hotel EBITDA:
Operating loss	(26,281)	(34,867)	(25,210)	(11,627)	(97,985)
Loss (gain) on disposal of assets, net	(211)	192	(50)	(31)	(100)
Loss on impairment and write-off of assets	-	977	-	-	977
Provision for credit losses	-	2,291	-	-	2,291
Transaction costs	-	-	-	3,849	3,849
Corporate general and administrative	4,652	6,350	5,678	6,506	23,186
Depreciation and amortization	27,503	27,472	27,297	26,586	108,858
Hotel EBITDA	5,663	2,415	7,715	25,283	41,076
Hotel EBITDA from acquisitions (1)	-	-	-	-	-
Hotel EBITDA from dispositions (2)	-	(2)	1	-	(1)
Same store hotel EBITDA	5,663	2,413	7,716	25,283	41,075
Hotel EBITDA from acquisitions (3)	-	-	-	-	-
Pro forma hotel EBITDA	$5,663	$2,413	$7,716	$25,283	$41,075

(1)	For any hotels acquired by the Company after July 1, 2020 (the “Acquired Hotels”), the Company has excluded the financial results of each of the Acquired Hotels for the period the Acquired Hotels were purchased by the Company to June 30, 2021 (the “Acquisition Period”) in determining same-store hotel EBITDA.

(2)	For hotels sold by the Company between July 1, 2020 and June 30, 2021 (the “Disposed Hotels”), the Company has excluded the financial results of each of the Disposed Hotels for the period beginning on July 1, 2020 and ending on the date the Disposed Hotels were sold by the Company (the “Disposition Period”) in determining same-store hotel EBITDA.

(3)	Unaudited pro forma information includes operating results for 72 hotels owned as of June 30, 2021 as if all such hotels had been owned by the Company since July 1, 2020. For hotels acquired by the Company after July 1, 2020 (the “Acquired Hotels”), the Company has included in the pro forma information the financial results of each of the Acquired Hotels for the period from July 1, 2020 to June 30, 2021. The financial results for the Acquired Hotels include information provided by the third-party owner of such Acquired Hotel prior to purchase by the Company and have not been audited or reviewed by our auditors or adjusted by us. The pro forma information is included to enable comparison of results for the current reporting period to results for the comparable period of the prior year and are not indicative of future results.

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Non-GAAP Financial Measures

We disclose certain “non-GAAP financial measures,” which are measures of our historical financial performance. Non-GAAP financial measures are financial measures not prescribed by Generally Accepted Accounting Principles ("GAAP"). These measures are as follows: (i) Funds From Operations (“FFO”) and Adjusted Funds from Operations ("AFFO"), (ii) Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"), Adjusted EBITDAre, and hotel EBITDA (as described below). We caution investors that amounts presented in accordance with our definitions of non-GAAP financial measures may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP financial measures in the same manner. Our non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss) as a measure of our operating performance. Our non-GAAP financial measures may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures, property acquisitions, debt service obligations and other commitments and uncertainties. Although we believe that our non-GAAP financial measures can enhance the understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily better indicators of any trend as compared to a comparable measure prescribed by GAAP such as net income (loss).

Funds From Operations (“FFO”) and Adjusted FFO (“AFFO”)

As defined by Nareit, FFO represents net income or loss (computed in accordance with GAAP), excluding preferred dividends, gains (or losses) from sales of real property, impairment losses on real estate assets, items classified by GAAP as extraordinary, the cumulative effect of changes in accounting principles, plus depreciation and amortization related to real estate assets, and adjustments for unconsolidated partnerships, and joint ventures. AFFO represents FFO excluding amortization of deferred financing costs, franchise fees, equity-based compensation expense, debt transaction costs, premiums on redemption of preferred shares, losses from net casualties, non-cash lease expense, non-cash interest income and non-cash income tax related adjustments to our deferred tax assets. Unless otherwise indicated, we present FFO and AFFO applicable to our common shares and common units. We present FFO and AFFO because we consider FFO and AFFO an important supplemental measure of our operational performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO and AFFO when reporting their results. FFO and AFFO are intended to exclude GAAP historical cost depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO and AFFO exclude depreciation and amortization related to real estate assets, gains and losses from real property dispositions and impairment losses on real estate assets, FFO and AFFO provide performance measures that, when compared year over year, reflect the effect to operations from trends in occupancy, guestroom rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. Our computation of FFO differs slightly from the computation of Nareit-defined FFO related to the reporting of corporate depreciation and amortization expense. Our computation of FFO may also differ from the methodology for calculating FFO used by other equity REITs and, accordingly, may not be comparable to such other REITs. FFO and AFFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.  Where indicated in this release, FFO is based on our computation of FFO and not the computation of Nareit-defined FFO unless otherwise noted.

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EBITDA, EBITDAre, Adjusted EBITDAre, and Hotel EBITDA

EBITDA

EBITDA represents net income or loss, excluding: (i) interest, (ii) income tax expense and (iii) depreciation and amortization. We believe EBITDA is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results. Our management team also uses EBITDA as one measure in determining the value of acquisitions and dispositions.

EBITDAre and Adjusted EBITDAre

EBITDAre is based on EBITDA and is expected to provide additional relevant information about REITs as real estate companies in support of growing interest among generalist investors. EBITDAre is intended to be a supplemental non-GAAP performance measure that is independent of a company’s capital structure and will provide a uniform basis to measure the enterprise value of a company compared to other REITs.

EBITDAre, as defined by Nareit, is calculated as EBITDA, excluding: (i) loss and gains on disposition of property and (ii) asset impairments, if any. We believe EBITDAre is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional non-recurring or certain non-cash items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is useful to an investor in evaluating our operating performance because it provides investors with an indication of our ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into our business. We also believe it helps investors meaningfully evaluate and compare the results of our operations from period to period by removing the effect of our asset base (primarily depreciation and amortization) from our operating results.

Hotel EBITDA

With respect to hotel EBITDA, we believe that excluding the effect of corporate-level expenses and non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. We believe the property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

We caution investors that amounts presented in accordance with our definitions of EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may not be comparable to similar measures disclosed by other companies, since not all companies calculate these non-GAAP measures in the same manner. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA should not be considered as an alternative measure of our net income (loss) or operating performance. EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, EBITDAre, adjusted EBITDAre, and hotel EBITDA can enhance your understanding of our financial condition and results of operations, these non-GAAP financial measures are not necessarily a better indicator of any trend as compared to a comparable GAAP measure such as net income (loss). Above, we include a quantitative reconciliation of EBITDA, EBITDAre, adjusted EBITDAre and hotel EBITDA to the most directly comparable GAAP financial performance measure, which is net income (loss) and operating income (loss).

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